Exhibit 99.1
F.N.B. CORPORATION EXITS TREASURY’S CAPITAL PURCHASE PROGRAM
Hermitage, PA — September 9, 2009 — F.N.B. Corporation (NYSE: FNB) announced today that it will fully redeem all of the preferred stock it sold to the U.S. Treasury (UST) in January 2009. The preferred stock was issued to the Treasury Department pursuant to the Capital Purchase Program (CPP).
The Company is paying $100.3 million to the UST to redeem the preferred stock, which includes the original investment amount of $100 million plus accrued unpaid dividends of $0.3 million. F.N.B. was approved to pay the funds back without any conditions from regulators.
“We believe that our repurchase of the preferred shares is in the best long-term interest of our shareholders,” said Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “Based upon our strong capital position, we have a solid foundation to continue to meet the needs of our customers, while sending a strong message to our customers, employees and shareholders that we are a well capitalized, stable and secure financial institution.”
In conjunction with its participation in the CPP, F.N.B. Corporation issued to the UST a warrant to purchase up to 1,302,083 shares of FNB common stock. In June 2009, F.N.B. completed a common stock offering that raised approximately $125.8 million. With the Company’s successful capital raise in June, the number of Company shares subject to the warrant was reduced by one half to 651,041.5. The Company has 15 days to notify the UST whether it intends to repurchase the warrant.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.7 billion as of June 30, 2009. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Tennessee and Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements

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involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
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Analyst/Institutional Investor Contact:
Frank Milano 203-682-8343
frank.milano@icrinc.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)